EXHIBIT 1.1
                                3,200,000 SHARES

                        BANKUNITED FINANCIAL CORPORATION

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

                                 ________, 1997

Friedman, Billings, Ramsey & Co., Inc.
PaineWebber, Incorporated
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:

         BankUnited Financial Corporation, a Florida corporation (the "Company") confirms its agreement with you and the other underwriters named in Schedule A annexed hereto (the "Underwriters", which term shall also include any underwriter substituted as hereinafter in Section 9 provided), for whom you are acting as Representatives, whereby the Company proposes to issue and sell 3,200,000 shares of its authorized but unissued Class A Common Stock, $.01 par value per share (the "Common Stock"). Said 3,200,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 480,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 1 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable (the "Offering").

         The Company hereby confirms its agreement with respect to the purchase of the Common Shares by you and the Underwriters, as the case may be, as follows:

         SECTION 1. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to you and the Underwriters, as the case may be, all of the Firm Common Shares, and (ii) you and the Underwriters agree, severally and not jointly, to purchase from the Company such Firm Common Shares. The purchase price per share to be paid by the Underwriters to the Company shall be $____ per share.

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         Delivery of the Firm Common Shares to be purchased by you or the
Underwriters and payment therefor shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 18th Floor, 1001 Nineteenth Street North, Arlington, Virginia (or such other place as may be agreed upon by the Company and the Representatives) on the third (or, if the purchase set forth in the above paragraph is determined after 4:30 p.m., Washington, D.C. time, the fourth) business day following the first date that any of the Common Shares are released by you for sale to the public (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for your account or for the respective accounts of the Underwriters, as the case may be, against payment by you for your account or for the accounts of the several Underwriters, as the case may be, of the purchase price therefor by wire transfer or certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in Arlington, Virginia, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to your obligation or the obligations of the Underwriters, as the case may be.

         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to you or to the several Underwriters, as the case may be, to purchase, severally and not jointly, up to an aggregate of 480,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for your account or the account of the Underwriters, as the case may be, in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which you or the Underwriters, as the case may be, are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,200,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available

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for checking and packaging on the business day preceding the Second Closing Date at a location in Arlington, Virginia, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company.

         If applicable, you have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and receipt therefor. If applicable, you, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Subject to the terms and conditions hereof, you or the Underwriters, as the case may be, agree to make a public offering of the Common Shares as soon after the effective date of the Registration Statement (as hereafter defined) as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 333-35781) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There has been delivered to you one signed copy of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related Preliminary Prospectus (as defined below) have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific

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         additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and the most recent Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written

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         information furnished to the Company by or on behalf of you or any
         Underwriter specifically for use in the preparation thereof.

                  (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than its wholly owned subsidiaries, BankUnited, FSB (the "Bank") and BU Ventures, Inc., and the Bank's wholly owned subsidiaries, T&D Properties of South Florida, Inc., and Bay Holdings Inc. (BU Ventures, Inc., the Bank and the Bank's wholly owned subsidiaries are collectively referred to herein as the "Subsidiaries"). Neither the Company nor the Subsidiaries own any equity interests in any other entities except as disclosed in the Prospectus. The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of the Bank and BU Ventures, Inc. and the Bank owns all of the outstanding capital stock of T&D Properties of South Florida, Inc., and Bay Holdings, Inc., each owning said stock free and clear of all claims, liens, charges and encumbrances; the Company and the Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and the Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (d) The Company has, and upon consummation of the Offering, will have, authorized and outstanding capital stock as set forth under the heading "Description of Capital Stock" in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (except as may be disclosed in the Prospectus), and conform in all material respects to the description thereof contained in the Prospectus. The issued and outstanding Class A Common Stock is duly listed on the Nasdaq Stock Market. All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor the Subsidiaries have outstanding any

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

         options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (e) The Common Shares to be sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to sale of the Common Shares by the Company pursuant to this Agreement. The certificates used to evidence shares of Common Stock are in due and proper form.

                  (f) The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened; no approvals by or filings with the FDIC, except such as have been obtained, are necessary to consummate the Offering; and neither the Company nor the Subsidiaries is a party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other supervisory agreement with the Office of Thrift Supervision, Department of Treasury ("OTS") or any other federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies.

                  (g) No approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company or any governmental agency or any other third party will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein, except such as have been obtained.

                  (h) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Company and upon due execution and delivery by the Company and the other parties thereto will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and Section 8(b)(6)(D) of the Federal Deposit Insurance Act. The making and performance of this Agreement by the Company and the

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         consummation of the transactions herein contemplated will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents of the Company or the Subsidiaries and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of the Subsidiaries or any of their respective properties, except where any violation, conflict, breach or default, whether individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and the Subsidiaries, taken as a whole (hereinafter, a "Material Adverse Effect"). No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by you or the Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), and the listing of the Common Shares to be sold by the Company on the Nasdaq Stock Market.

                  (i) Price Waterhouse, LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                  (j) The consolidated financial statements and schedules of the Company, the Subsidiaries and Suncoast Savings and Loan Association, FSA ("Suncoast"), and the related notes thereto, included in the Registration Statement and the Prospectus, or incorporated by reference therein, present fairly the financial position of the Company, the Subsidiaries and Suncoast, as the case may be, as of the respective dates of such financial statements and schedules, and the consolidated results of operations and changes in cash flows of the Company, the Subsidiaries or Suncoast for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (and with regard to the Company and the Subsidiaries, as certified by the independent accountants named in subsection 2(i)). No other financial statements or schedules are required to be included in the Registration Statement, or incorporated by reference therein. The other financial, statistical and pro forma information and related notes included in the Registration

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         Statement and the Prospectus, or incorporated by reference therein (i)
         present fairly the information shown therein on a basis consistent (except as otherwise noted therein) with the audited financial statements of the Company included therein; and (ii) are in compliance in all material respects with the requirements of the Act.

                  (k) Neither the Company nor any of the Subsidiaries is in violation or default of any provision of its articles of incorporation, bylaws, or other organiza tional documents, or except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not have a Material Adverse Effect, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and except as to defaults that individually or in the aggregate would not have a Material Adverse Effect, there does not exist any state of facts which constitutes an event of default on the part of the Company or any such Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts.

                  (m) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company or any of the Subsidiaries is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect and no labor disturbance by the employees of the Company or the Subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of the Subsidiaries by the FDIC or, to the Company's and the Subsidiaries' knowledge, any other governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Prospectus, neither the Company, nor any of the Subsidiaries, or any of their respective officers, employees

                                        8

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         or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or any of the Subsidiaries.

                  (n) The Company or the Subsidiaries has good and marketable title to all their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and the Subsidiaries; all of the leases and subleases material to the business of the Company or the Subsidiaries or under which the Company holds properties described in the Prospectus are in full force and effect; and the Company or the Subsidiaries has no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or the Subsidiaries as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company or the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or, as proposed to be conducted.

                  (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and the Subsidiaries (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company and the Subsidiaries (taken as a whole) or in the aggregate dollar or principal amount of the Company's and the Subsidiaries (taken as a whole) assets which are classified as substandard, doubtful or loss or loans which are 90 days or more past due or real estate acquired by foreclosure; (iv) there has not been any Material Adverse Effect on the aggregate dollar amount of the Company's and the Subsidiaries' (taken as a whole) deposits or their consolidated net worth or spread; (v) there has been no material adverse change in the Company's and the Subsidiaries relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Subsidiaries fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus there has been no material change in management of the Company or the Subsidiaries; (vii) the Company

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         and the Subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (ix) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder); and (x) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, other than changes resulting from changes in the economy or the Company's and the Subsidiaries industry generally.

                  (p) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company and the Subsidiaries have no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, to the Company's and the Subsidiaries knowledge, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

                  (q) The Company has not been advised, and has no reason to believe, that either it or any of the Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal financial institution and environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any of its affiliates (including the Subsidiaries) is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, or applicable regulations promulgated thereunder. The Company is a savings and loan holding company within the meaning of the Home Owners' Loan Act. The Bank is an insured depository institution within the meaning of the Federal Deposit Insurance Act, as amended.

                  (r) Except as disclosed in the Prospectus, the Bank is not in violation of any directive from the FDIC or any other governmental authority and the Bank is in compliance with all federal and state laws and regulations that regulate or are concerned with its business including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989 ("FIRREA"), the Federal Deposit Insurance Act (the "FDIA"), the National Housing Act (the "NHA"), the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and all other applicable laws and regulations where the failure to comply would have a Material Adverse Effect.

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                  (s) The Company and the Subsidiaries have filed or caused to be filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or the Subsidiaries which would have a Material Adverse Effect.

                  (t) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (u) The Company has not distributed any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (v) The Company and the Bank maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or the Bank against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (w) Neither the Company nor the Bank has, directly or indirectly, at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or

         (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (x) All material transactions between the Company and the Bank and the officers, directors and major stockholders of the Company that are required to be disclosed under the Act and the Rules and Regulations have been accurately disclosed in the Prospectus; and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Prospectus.

                  (y) Except as disclosed in the Prospectus, neither the Company nor the Bank has: (i) placed any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. Government and agency securities and other assets; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the engagement letter with Friedman, Billings, Ramsey & Co., Inc., dated December 5, 1995; or (iv) engaged any intermediary between the Representatives and the Company in connection with the Offering, and no person is being compensated in any manner for such service.

                  (z) The Company has not taken directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Class A Common Stock.

                  (aa) The Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

         Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 7(c) will also be furnished to the Underwriters and its counsel and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby and the Underwriters and its counsel are entitled to rely thereon.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. You, for yourselves or on behalf of the Underwriters, as the case may be, represent and warrant to the Company that the information set forth in the Prospectus (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (ii) on the inside cover page with respect to stabilization and (iii) under the caption "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is complete and correct in all material respects. If applicable, the Representatives represent and warrant you have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         SECTION 4. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement
                                       12

         (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable judgment may be necessary or advisable to enable the Underwriter to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time within the nine-month period referred to in
         Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case you or any Underwriters are required to deliver a Prospectus after such nine-month period, the Company upon request, but at the expense of you or such Underwriters, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act including, without limitation, reports with respect to the sale of the Common Shares and the application of the proceeds thereof as may be required in accordance with Rule 463 under the Act.

                  (h) During the period of five years hereafter, the Company will furnish to you: (i) at the same time as such are furnished to its Stockholders generally, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company and the Subsidiaries as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; (iii) as soon as available, copies of any report or communication
                                       14
         of the Company mailed generally to holders of its Common Stock; (iv) as soon as practicable after the filing thereof, of each non-confidential report or other statement or document filed by the Company with the Commission, or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other non-confidential information concerning the Company as you may reasonably request.

                  (i) During the period of 180 days after the date the Registration Statement is declared effective by the Commission, without your prior written consent, which consent may be withheld at your sole discretion, the Company will not, directly or indirectly, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into, exchangeable for or exercisable for its Class A Common Stock or other equity security of the Company, other than (i) shares of Class A Common Stock or Class B Common Stock issued upon the exercise of outstanding stock options disclosed in the Prospectus; (ii) shares of Class A Common Stock or Class B Common Stock issued upon conversion of outstanding convertible securities disclosed in the Prospectus, (iii) options to purchase Class A Common Stock or Class B Common
         Stock to be granted under the Company's stock option plans or approved as of September 30, 1997 by the Company's Board of Directors, as described under the caption "Capitalization" in the Prospectus, and the shares of Class A Common Stock issued upon exercise of such options, and (iv) shares of Class A Common Stock or Class B Common Stock issued as fees to directors of the Company, salary to employees of the Company, dividends on the Company's stock, or bonuses under the Company's employee bonus plan.

                  (j) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                  (k) The Company will use its best efforts to list, subject to notice of issuance, the Common Shares as a national market system security on the Nasdaq Stock Market.

                  (l) The Bank shall continue to maintain a system of internal accounting controls as required under FDICIA.

                  (m) The Company will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Common Shares.

                  (o) The Company will not rely upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the Offering.

         You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Class A Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to you and the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, (vii) the filing fee of the National Association of Securities Dealers, Inc., (viii) all the costs and expenses incurred by the Company in making road show presentations with respect to the Offering, (ix) all costs of preparing, printing and distribution of bound volumes of the transaction documents for you and your counsel, (x) all fees, costs and expenses of the Representatives, including fees and expenses of their counsel and road show costs and expenses (which shall not exceed $75,000 without prior permission of the Company) and (xi) all other fees, costs and expenses referred to in Item 14 of the Registration Statement provided, however, that the Company shall pay all of the foregoing costs, fees and expenses related to a second closing, if any. Except as provided in this Section 6, and Section 9 hereof, each of you and the Underwriters shall pay all of your own expenses.

         SECTION 6. CONDITIONS TO THE OBLIGATIONS OF YOU AND THE UNDERWRITERS. The obligations of you and the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy in all material respects of the statements of Company and Bank officers made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your reasonable satisfaction.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or the Subsidiaries,
         (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or the Subsidiaries, which is not in the ordinary course of business and which could result in a material reduction in the future earnings of the Company and the Subsidiaries, taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or the Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or the Subsidiaries which is material to the Company and the Subsidiaries, taken as a whole, or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) no enforcement proceeding, whether formal or informal, shall have been commenced against the Company or the Bank by the FDIC or any other governmental agency nor shall any such proceeding have been instituted, threatened or recommended, and (vi) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                  (c) There shall have been furnished to you, individually or as Representatives of the Underwriters, as the case may be, on each Closing Date, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

                           (i) An opinion of Stuzin & Camner, counsel for the
                  Company, addressed to you, or you as Representatives of the Underwriters, as the case may be, and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Exhibit A to this Agreement.

                           (ii) Such opinion or opinions of Silver, Freedman &
                  Taff, L.L.P., counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and such counsel shall have received such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on the opinion of Stuzin & Camner and representations or certificates of officers of the Company and the Bank and governmental officials.

                           (iii) A certificate of the Company executed by the
                  Chairman of the Board or President and the Chief Financial or Accounting Officer, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any order
                           preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) Neither the Registration Statement nor
                           the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (4) Since the initial date on which the
                           Registration Statement was filed with the Commission, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and the Subsidiaries, taken as a whole, have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (iv) On the date before this Agreement is executed
                  and also on the First Closing Date and the Second Closing Date a letter addressed to you or to you as Representatives of the Underwriters, as the case may be, from Price Waterhouse LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you to the effect that:

                           (1) They are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder;

                           (2) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (3) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                                    (a)      Reading the minutes of meetings of
                                             the stockholders and the Board of
                                             Directors of the Company and its
                                             consolidated subsidiaries since
                                             September 30, 1994 as set forth in
                                             the minute books through a
                                             specified date not more than five
                                             business days prior to the date of
                                             delivery of any such letter;

                                    (b)      Performing the procedures specified
                                             by the American Institute of
                                             Certified Public Accountants for a
                                             review of interim financial
                                             information as described in SAS No.
                                             71, interim Financial Information,
                                             on the unaudited condensed interim
                                             financial statements of the Company
                                             and its consolidated subsidiaries
                                             included in the Registration
                                             Statement under the caption
                                             "Summary of Recent Developments"
                                             and reading the unaudited interim
                                             financial data for the period from
                                             the date of the latest audited
                                             balance sheet included in the
                                             Registration Statement to the date
                                             of the latest available interim
                                             financial data; and

                                    (c)      Making inquires of certain
                                             officials of the Company who have
                                             responsibility for financial and
                                             accounting matters regarding the
                                             specific items for which
                                             representations are requested
                                             below;

                                    nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                                            (i)      the unaudited condensed
                                                     interim financial
                                                     statements, included in the
                                                     Registration Statement,
                                                     under the caption "Summary
                                                     of Recent Developments", do
                                                     not comply as to form in
                                                     all material respects with
                                                     the applicable accounting
                                                     requirements of
                                                     the Act and the published
                                                     rules and
                                                     regulations thereunder;

                                            (ii)     any material modifications
                                                     should be made to the
                                                     unaudited condensed
                                                     interim financial
                                                     statements, included in
                                                     the Registration Statement
                                                     under the caption "Summary
                                                     of Recent Developments",
                                                     for them to be in
                                                     conformity with generally
                                                     accepted accounting
                                                     principles;

                                            (iii)    (i) at the date of the
                                                        latest available
                                                        interim financial data
                                                        and at a specified date
                                                        not more than five
                                                        business days prior to
                                                        the date of delivery of
                                                        such letter, there was
                                                        any change in the
                                                        capital stock, increase
                                                        in long-term debt or any
                                                        decreases in
                                                        consolidated net current
                                                        assets (working capital)
                                                        or stockholders' equity
                                                        of the Company and
                                                        subsidiaries
                                                        consolidated as compared
                                                        with amounts shown in
                                                        the latest balance sheet
                                                        included in the
                                                        Registration Statement
                                                        or (ii) for the
                                                        period from the date of
                                                        the latest available
                                                        financial data to a
                                                        specified date not more
                                                        than five business days
                                                        prior to delivery of
                                                        such letter, there were
                                                        any decreases, as
                                                        compared with the
                                                        corresponding period in
                                                        the preceding year, in
                                                        consolidated net
                                                        interest income or in
                                                        the total or per share
                                                        amounts of net income,
                                                        except in all instances
                                                        for changes or decreases
                                                        which the Registration
                                                        Statement discloses have
                                                        occurred or may occur,
                                                        or they shall state any
                                                        specific changes or
                                                        decreases.

                           (4)      The letter shall also state that they have:

                           (a) Read the dollar amounts and percentages and other financial information of the Company contained in the Registration Statement or incorporated by reference therein and agreed such dollar amounts and percentages respectively to appropriate accounts in the Company's accounting records subject to its system of internal accounting controls and to schedules prepared by the Company therefrom;

                           (b)      Read the dollar amounts listed as
                                    outstanding under "Capitalization" and
                                    agreed such amounts or totals thereof to the Company's accounting records subject to its system of internal accounting controls; and

                           (c) Read the dollar and per share amounts listed under "Selected Financial Information and Other Data" and "Summary Financial Information and Other Data" and agreed such amounts to audited financial statements.

                           (v) On or before the First Closing Date, letters from
                  each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of ninety (90) days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of the Representatives, which consent may be withheld at the sole discretion of the Representatives.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Silver, Freedman & Taff, L.L.P., counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request. The letter described in subparagraph (c)(v) above may be an original or facsimile of the original.

         If any condition to you or the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon written notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof.

         SECTION 7. EFFECTIVENESS OF REGISTRATION STATEMENT. Each party to this Agreement will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter, as the case may be, within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which an Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Common Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Common Shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 8(a), it will reimburse each Underwriter (and, to the extent applicable, each controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter (and, to the extent applicable each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, such Underwriter (and, to the extent applicable each controlling person) shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by The Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) You or each Underwriter, as the case may be, will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registra tion Statement, any Preliminary

         Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to the other obligations under this Section 8(b), you or each Underwriter, as the case may be, severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your or the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnity, contribution or otherwise except to the extent the indemnifying party is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action; provided, however, if an indemnified party in any such action shall have concluded that there may be legal defenses or rights available to it which are different from, in actual or potential conflict with, or additional to those available to other indemnified parties, such party shall have the right to select an additional law firm to act as its separate counsel).

         (d) If the indemnification provided for in this Section 8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds (net of underwriting commissions, but before deducting expenses) from the offering of the Common Stock received by the Company and the total underwriting commissions received by the Underwriters bear to the aggregate public offering price of the Common Stock. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 8(a) and 8(b) hereof.

         SECTION 9. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and a condition of your obligations or the obligation of each Underwriter, as the case may be, to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of you or the Underwriters, as the case may be, shall purchase and pay for all the Common Shares agreed to be purchased by you or such Underwriter hereunder upon tender to you individually or as the Representatives of the Underwriters, of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in your or their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 5 hereof and except to the extent provided in Section 9 hereof.

         If applicable, in the event that Common Shares to which a default relates are to be purchased by the nondefaulting entities or by another party or parties, you or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve you or a defaulting Underwriter from liability for its default.

         SECTION 10. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 5, 8, 11 and 12 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 5:00 P.M., New York time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 9:00 A.M., New York time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 10, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising the Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

         SECTION 11. TERMINATION. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Common Shares or enforce contracts for the sale of the Common Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States.

         If the Representatives elect to terminate this Agreement as provided in this Section 11, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         If the sale to the Underwriters of the Common Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the parties hereto and of their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street, North, Arlington, Virginia 22209 Attention: Melinda Harris, with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Suite 700 East, Washington, D.C. 20005, Attention: Dave M. Muchnikoff, P.C.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 255 Alhambra Circle, Coral Gables, Florida 33134, Attention: Alfred R. Camner, with a copy to Stuzin and Camner, Professional Association, 1221 Brickell Avenue, 25th Floor, Miami, Florida 33131; Attention: Marsha D. Bilzin, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. Notwithstanding the foregoing, this Agreement shall not be assignable by the parties. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Virginia.

         SECTION 17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters, all in accordance with its terms.

                                           Very truly yours,

                                           BANKUNITED FINANCIAL CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:  Alfred R. Camner
                                              Title: Chairman of the Board

The foregoing Underwriting Agreement
is hereby confirmed and accepted by us
in Arlington, Virginia as of the date
first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

---------------------------------------
If applicable, acting as Representative
of the Several Underwriters in the
attached Schedule A.

BY:  FRIEDMAN, BILLINGS, RAMSEY &
          CO., INC.

By:
   ---------------------------
   Name:
   Title:    Managing Director


BY:   PAINEWEBBER, INC.

By:
   ---------------------------
   Name:
   Title:

                                    EXHIBIT A

                      FORM OF OPINION OF STUZIN AND CAMNER,
                            PROFESSIONAL ASSOCIATION

                                ___________, 1997

Friedman, Billings, Ramsey & Co., Inc.
PaineWebber, Incorporated
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

         Re:      BANKUNITED FINANCIAL CORPORATION

Sirs:

         We have acted as counsel for BankUnited Financial Corporation, a Florida Corporation (the "Company"), in connection with its offering of (i) 3,200,000 shares of Class A Common Stock, $.01 par value per share (the "Firm Shares"), and (ii) an aggregate of an additional 480,000 shares of Common Stock (collectively with the Firm Shares, the "Shares"), issuable upon exercise of an over-allotment option, pursuant to the Underwriting Agreement, dated ___________, 1997 (the "Underwriting Agreement"), by and among the Company and you, as the Representatives of the several Underwriters named in Schedule A to the Underwriting Agreement. We are rendering this opinion pursuant to Section 6(c)(i) of the Underwriting Agreement. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning ascribed to such term in the Underwriting Agreement.

         As counsel to the Company, we have reviewed the Registration Statement on Form S-3 (Registration No. 333-35781) filed by the Company on September 17, 1997 with the Commission pursuant to the Act, [AS WELL AS AMENDMENT NO. 1 THERETO FILED BY THE COMPANY WITH THE COMMISSION ON _________, 1997] for the purpose of registering the Shares under the Act. The Registration Statement, together with all exhibits thereto, as amended and existing at __________, 1997, the effective date thereof, is hereinafter referred to as the "Registration Statement."

         In our capacity as such counsel, we have examined, among other things, original, certified copies or copies otherwise identified to our satisfaction as being true copies, of the following:

         (1)     The Registration Statement;

         (2) The Prospectus dated ___________, 1997 included in the Registration Statement (the "Prospectus");

         (3)     The Preliminary Prospectus dated ___________, 1997;

         (4) Advice from the Commission that (a) the Registration Statement was declared effective under the Act by the Commission on ____________, 1997 and (b) as of ____________, 1997, no stop order relating to the Registration Statement had been issued;

         (5) The Articles of Incorporation of the Company as in effect on the date hereof;

         (6)     The Bylaws of the Company as in effect on the date hereof;

         (7) Resolutions adopted by the Board of Directors of the Company in connection with the registration of the Shares under the Act, the issuance of the Shares and other matters;

         (8) A Certificate of the Secretary of the Company dated ___________, 1997, relating to the Bylaws of the Company, certain resolutions, incumbency of officers and certain other matters;

         (9)     The Underwriting Agreement;

         (10) Certificate of the Chairman of the Board or President and Chief Financial or Accounting Officer of the Company pursuant to Section 6(c)(iv) of the Underwriting Agreement;

         (11) Certificates and advice relating to the good standing of the Company;

         (12) A Certificate of the Federal Deposit Insurance Corporation dated ___________________ certifying that the Company is an insured depository institution under the Federal Deposit Insurance Act; and

         (13) A specimen of the certificate representing the Common Shares filed through incorporation by reference as Exhibit 4.3 to the Registration Statement.

         In addition, we have obtained from public officials and from officers and representatives of the Company such other certificates and assurances as we consider necessary for the purpose of rendering this opinion. On the basis of the foregoing and our examination of such other matters of fact and questions of law as we have deemed relevant under the circumstances, and in reliance thereon, we are of the opinion that:

                  (A) Each of the Company and T&D Properties of South Florida, Inc., Bay Holdings, Inc. and BU Ventures, Inc., has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and the Bank is duly organized under the laws of the United States and each is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and Subsidiaries, taken as a whole, and the Company and the Subsidiaries have all necessary corporate power and authority to own their properties and conduct their business as described in the Registration Statement and Prospectus; the Bank is a wholly owned savings and loan subsidiary of the Company;

                  (B) To the best of our knowledge, the authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus at the dates indicated therein; the outstanding shares of the Company's capital stock conform in all material respects to the description thereof contained in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly the Common Shares; the shares of capital stock outstanding prior to the issuance of the Common Shares have been duly and validly issued and are fully paid and nonassessable; the Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding and will constitute the valid and legally binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or effecting enforcement of the rights of creditors of the Company or savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law); the Common Shares will not be issued in violation of or subject to any statutory preemptive rights or any preemptive rights set forth in the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, other rights to subscribe for or purchase any securities; without limiting the foregoing, there are no statutory preemptive or any preemptive rights set forth in the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, other rights to subscribe for or purchase any of the Common Shares;

                  (C) All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and are owned of record, and to the best of our knowledge beneficially, by the Company with respect to the Bank and by the Bank with respect to T&D Properties of South Florida, Inc., Bay Holdings, Inc. and BU Ventures, Inc., free and clear of all perfected and, to the best of our knowledge, other liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever and, to our knowledge, except as disclosed in the Prospectus neither the Company nor the Subsidiaries own any equity interests in any other equity;

                  (D) Except as disclosed in or specifically contemplated by the Prospectus to the best of our knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company and to the best of our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

                           (E)(1) The Registration Statement has become
                  effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                           (2) The Registration Statement, the Prospectus and
                  each amendment or supplement thereto (except for the financial statements, schedules and other financial or statistical information contained or included therein as to which we need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                           (3) To the best of our knowledge, there are no
                  franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement on Form S-3 or Prospectus or to be filed as exhibits to the Registration Statement or to the Company's Annual Report on Form 10-K which are not disclosed or filed, as required;

                           (4) To the best of our knowledge, there are no legal
                  or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                           (5) To the best of our knowledge, there are no
                  material cease and desist orders, memoranda of understanding or other regulatory agreement, order or understanding to which the Company or the Subsidiaries is a part or by which the Company or the Subsidiaries is bound or to which any of the properties or assets of the Company or any subsidiary is subject, which are required to be described in the Registration Statement and the Prospectus that are not described as required;

                           (6) To our knowledge, the Company and the
                  Subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their business except where the failure to obtain the same would not have a Material Adverse Effect on the Company; and to such counsel's knowledge, all material licenses, permits and other governmental authorizations, leases and subleases are in full force and effect and the Company is in all material respects complying therewith.

                           (7) We do not know of any statutes or regulations
                  required to be described in the Prospectus which are not so described. Except as disclosed in the Prospectus, to our knowledge, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any such Subsidiary, would individually or in the aggregate have a Material Adverse Effect on the Company; and, except as disclosed in the Prospectus, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (F) The Company has all necessary corporate power and authority to enter into the Underwriting Agreement and to sell and deliver the Common Shares to be sold by it to you or the Underwriters, as the case may be; the Underwriting Agreement has been duly and validly authorized by all necessary corporate action of the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or effecting enforcement of the rights of creditors of the Company or savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and, with respect to the Underwriting Agreement, except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, the clearance of such offering with the NASD, and the listing of the Common Shares by the Nasdaq Stock Market.

                  (G) The execution and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with, result in the breach of, or constitute, either by themselves or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its or their property may be bound or affected or, so fare as is known to such counsel, violated any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or the Subsidiaries or any of its or their property; which conflict, breach, default or violation would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or violate any of the provisions of the Certificate or Articles of Incorporation or by-laws of the Company or the Subsidiaries or the Bank's charter or by-laws;

                  (H) To the best of our knowledge, there is no regulatory cease and desist order or other order, memorandum of understanding or agreement between the Company or the Subsidiaries and any regulatory authority which would govern, limit or prohibit the Company from entering into and performing its obligations under the Underwriting Agreement;

                  (I) Neither the Company nor any Subsidiary is in violation nor will the Company's performance of its obligations under this Agreement result in a violation of its Certificate or Articles of Incorporation or by-laws or the Bank's charter or by-laws, or to the best of our knowledge, be in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument filed as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which it or any of its properties may be bound or affected, except where such breach or default would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; and, to the best of our knowledge, the Company and the Subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; neither the Company nor any of its affiliates (including the Subsidiaries) is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, or applicable regulations promulgated thereunder; and the Bank is an insured depository institution within the meaning of the Federal Deposit Insurance Act, as amended;

                  (J) The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act;

                  (K) To the best of our knowledge, except as set forth in the Prospectus under the caption "Description of Capital Stock," no holders of securities of the Company have rights which have not lapsed or been waived to the registration of shares of Class A Common Stock or other securities of the Company, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                  (L) The Company's Common Stock, including the Shares, have been approved for quotation on the Nasdaq National Market upon notice of issuance.

                  (M) The form of share certificate evidencing the Common Shares, as filed through incorporation by reference as Exhibit 4.3 to the Registration Statement, is in due and proper form under the laws of the State of Florida.

                  (N) The Company is not an "investment company" as such term is defined in the Investment Company Act.

                  (O) No transfer taxes are required to be paid by the Underwriters in connection with the sale and delivery of the Common Shares by the Company to the Underwriters pursuant to the Underwriting Agreement.

         We have participated in conferences with officers and other representatives of the Company and the Company's independent public accountants and with your representatives and your counsel, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. We have advised the Company, concerning the requirements of the Act and the Rules and Regulations but have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or Prospectus, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of such statements. However, no facts have come to our attention that would lead us to believe that the Registration Statement, at the time it was declared effective by the Commission, or the Prospectus as of the date it was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Registration Statement or Prospectus contains an untrue statement of a material fact, or that the Registration Statement or the Prospectus omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood that we make no comment with respect to the financial statements, the notes thereto and related schedules or any other financial or statistical data included in the Registration Statement or Prospectus.

         Whenever our opinion herein with respect to the existence or absence of facts is stated to be based upon our knowledge or awareness, it is intended to signify that during the course of our representation of the Company, no information has come to our attention that would give us actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company or from our participation in the referenced transaction.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Florida and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of Florida and of the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement it should the current laws of the State of Florida and the United States be changed by legislative action, judicial decision or otherwise.

         We have assumed that the signatures on all documents examined by us are genuine, which fact we have not independently verified. We have also assumed the due authorization, execution and delivery of the Underwriting Agreement by the Underwriters.

         This letter is furnished by us as counsel for the Company to you in connection with the Underwriting Agreement and the transactions contemplated thereby and may not be relied upon by any other party other than your counsel, and may not be relied upon by you or them in any other context or for any other purpose. This opinion may not be quoted in whole or in part or delivered to any other person without our prior written consent.

                                                    Very truly yours,

                                                    [DRAFT]



                                                    STUZIN AND CAMNER,
                                                     PROFESSIONAL ASSOCIATION

                        BANKUNITED FINANCIAL CORPORATION

                              Class A Common Stock

                          AGREEMENT AMONG UNDERWRITERS

                                                              ____________, 1997

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
         As Representative of the
         Several Underwriters
1001 Nineteenth Street North
Arlington, Virginia 22209

Dear Sirs:

         1. UNDERWRITING AGREEMENT. The undersigned Underwriters ("Underwriters") agree among themselves as follows with reference to their proposed purchases severally from BankUnited Financial Corporation (the "Company") of 3,200,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Firm Shares") and the proposed purchase, severally of up to an additional 480,000 shares of Common Stock (the "Option Shares") from the Company. The Firm Shares and the Option Shares are collectively referred to herein as the "Shares." Each Underwriter will agree to purchase (a) the number of Firm Shares set forth opposite its name in Schedule A to the Underwriting Agreement, and (b) that portion of the Option Shares as to which the option is exercised equal to the proportion which such Underwriter's share of the number of the Firm Shares bears to the total number of Firm Shares.

         2. REGISTRATION STATEMENT AND PROSPECTUS. The Shares are more particularly described in a registration statement (Registration No. 333-_____) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Amendments to such registration statement have been or are being filed in which, with our consent hereby confirmed, we have been named as one of the Underwriters of the Shares. A copy of the registration statement as filed and a copy of each amendment as filed (excluding exhibits) have heretofore been delivered to us. We confirm that we have examined the registration statement, including amendments thereto, relating to the Shares, as filed with the Commission, that we are willing to accept the responsibilities of an Underwriter under the 1933 Act in respect of the registration statement and we are willing to proceed with a public offering of the Shares in the manner described in the registration statement. The registration statement and the related prospectus may be further amended, but no such amendment or change shall release or affect our obligations hereunder or under the Underwriting Agreement. As used herein, the terms "Registration Statement" and "Prospectus" shall have the same meaning as that specified in the Underwriting Agreement.

         3. AUTHORITY OF THE REPRESENTATIVE. We hereby authorize you, acting on our behalf, as our representatives (the "Representatives") (a) to complete, execute and deliver the Underwriting Agreement, to determine the public offering price of the Shares and the underwriting discount with respect thereto and to make such variations, if any, as in your judgment are appropriate and are not material, provided that the respective aggregate number of Firm Shares set forth opposite our respective names in Schedule A thereto shall not be increased without our consent, except as provided herein, (b) to waive performance or satisfaction by the Company of obligations or conditions included in the Underwriting Agreement if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters and (c) to take such actions as in your discretion may be necessary or advisable to carry out the Underwriting Agreement, this Agreement and the transactions for the accounts of the several Underwriters contemplated thereby and hereby. We also authorize you to determine all matters relating to the public advertisement of the Shares. The parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters."

         4. PUBLIC OFFERING. We authorize you, with respect to any Shares which we so agree to purchase, to reserve for sale, and on our behalf to sell, to dealers selected by you (including you or any of the other Underwriters, such dealers so selected being hereinafter called "Selected Dealers") and to others all or part of our Shares as you may determine. Reservations for sales to persons other than Selected Dealers shall be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters, unless you agree to a smaller proportion at the request of an Underwriter. Reservations for sales to Selected Dealers need not be in such proportion. All sales of reserved Shares shall be as nearly as practicable in proportion to the respective reservations as calculated from day to day.

         In your discretion, from time to time, you may add to the reserved Shares any Shares retained by us remaining unsold, and you may upon our request release to us any of our Shares reserved but not sold. Any Shares so released shall not thereafter be deemed to have been reserved. Upon termination of this Agreement, or prior thereto at your discretion, you shall deliver to us any of our Shares reserved but not sold and delivered, except that if the aggregate of all reserved but unsold and undelivered Shares is less than 10%, you are authorized to sell such Shares for the accounts of the several Underwriters at such price or prices as you may determine. Sales of reserved Shares shall be made to Selected Dealers at the public offering price less a concession initially not in excess of $.__ per share (the "Selected Dealers' Concession") and to others at the public offering price. Underwriters and Selected Dealers may reallow a portion of such concession not in excess of $___ per share to any other members of the National Association of Securities Dealers, Inc. ("NASD"), acting as principal or buyer's agent, provided such member agrees that the reallowance is to be retained and not reallowed in whole or in part and also agrees in writing to comply with Section 24 of Article III of the Rules of Fair Practice of the NASD.

         After advice from you that the Shares are released for sale to the public, we will offer to the public in conformity with the terms of the offering set forth in the Prospectus such of our Shares as you advise us are not reserved. We authorize you after the Shares are released for sale to the public, in your discretion, to change the public offering price of the Shares and the concession, and to buy Shares for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' Concession as you may determine.

         Sales of Shares between Underwriters may be made with your prior consent, or as you deem advisable for state securities laws purposes.

         We agree that we will not sell to any accounts over which we exercise discretionary authority any Shares which we have agreed to purchase under the Underwriting Agreement.

         5. ADDITIONAL PROVISIONS REGARDING SALES. Any Shares sold by us (otherwise than through you) which you contract for or purchase in the open market or otherwise for the account of any Underwriter shall be repurchased by us on demand at the cost of such purchase plus commissions and taxes on redelivery. Shares delivered on such repurchase need not be the identical Shares purchased by you. In lieu of demanding repurchase by us, you may in your discretion (a) sell for our account the Shares so purchased by you, at such price and upon such terms as you may determine, and debit or credit our account with the loss and expense or net profit resulting from such sale or (b) charge our account with an amount not in excess of the Selected Dealers' Concession with respect to such Shares. If we are a member of, or clear through a member of, the Depository Trust Company ("DTC"), you, in your discretion, may deliver our Shares through the facilities of DTC.

         6. PAYMENT AND DELIVERY. At or before the First Closing Date (as defined in the Underwriting Agreement) and on the Second Closing Date (as defined in the underwriting Agreement), we will deliver to you at DTC or at your office at 1001 Nineteenth Street North, Arlington, Virginia 22209, a certified or bank cashiers' check payable to your order, in clearing house funds, in the amount equal to the offering price set forth in the Prospectus less the Selected Dealers' Concession in respect of the number of Firm Shares or Option Shares, as the case may be, to be purchased by us pursuant to the Underwriting Agreement. We authorize you for our account to make payment of the purchase price for the Firm Shares or Option Shares, as the case may be, to be purchased by us against delivery to you of such Shares, and the difference between such price and the amount of our check delivered to you therefor shall be credited to our account. Unless we notify you at least three (3) full business days prior to such First Closing Date or Second Closing Date, as appropriate, to make other arrangements, you may, in your discretion, advise the Company to prepare our certificates in our name. If you have not received our funds as requested, you may in your discretion make such payment on our behalf, in which even we will reimburse you promptly. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement.

         We authorize you for our account to accept delivery of our Shares from the Company to hold such of our Shares as you have reserved for sale to Selected Dealers and others and to deliver such Shares against such sales. You will deliver to us our unreserved Shares as promptly as practicable.

         Notwithstanding the foregoing provisions of this Section 6, payment for our Shares may be made through the facilities of DTC, if we are a member, unless we have otherwise notified you prior to a date to be specified by you, or, if we are not a member, settlement may be made through a correspondent who is a member pursuant to instructions we may send to you prior to such specified date.

         As promptly as practicable after you receive payment for reserved Shares sold for our account, you will remit to us the purchase price paid by us for such Shares and credit or debit our account with the difference between the sale price and such purchase price.

         7. AUTHORITY TO BORROW. In connection with the transactions contemplated in the Underwriting Agreement or this Agreement, we authorize you, in your discretion, to advance your own funds for our account, charging current interest rates, to arrange loans for our account and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security therefor any of our Shares purchased for our account. Any lender may rely upon your instructions in all matters relating to any such loan.

         Any of our Shares purchased for our account held by you may from time to time be delivered to us for carrying purposes, and any such securities will be redelivered to you upon demand.

         8. STABILIZATION AND OTHER MATTERS. We authorize you in your discretion to make purchases and sales of the Shares for our account in the open market or otherwise, for long or short account, on such terms as you deem advisable and in arranging sales to over-allot. If you have purchased Shares for stabilizing purposes prior to the execution of this Agreement, such purchases shall be treated as having been made pursuant to the foregoing authorization. We also authorize you, either before or after the termination of the offering provisions of this Agreement, to cover any short position incurred pursuant to this Section 8 on such terms as you deem advisable. All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. Our net commitment under this Section 8 (excluding any commitment incurred under the Underwriting Agreement upon exercise of the right to purchase Option Shares) shall not, at the end of any business day, exceed [15%] of our underwriting obligation. We will on your demand take up and pay for at cost any Shares so purchased or sold or overalloted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. We will be obligated in respect of purchases and sales made for our account hereunder whether or not any proposed purchase of Shares is consummated. The existence of this provision is no assurance that the price of the Shares will be stabilized or that if stabilizing is commenced, it may not be discontinued at any time.

         We agree to advise you, from time to time upon your request, during the term of this Agreement, of the number of Shares retained by us remaining unsold, and will, upon your request, sell to you for the accounts of one or more of the several Underwriters such number of such Shares as you may designate at such prices, not less than the net price to Selected Dealers nor more than the public offering price, as you may determine.

         If you effect any stabilizing purchase pursuant to this Section 8, you will notify us promptly of the date and time when the first stabilizing purchase was effected and the date and time when stabilizing was terminated. We authorize you on our behalf to file any reports required to be filed with the Commission in connection with any transactions made by you for our account pursuant to this
Section 8 and we agree to furnish you with any information needed for such reports. We agree to transmit to you for filing with the Commission any and all reports required to be made by us pursuant to paragraph (c) of Rule 17a-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a result of any transactions in connection with the offering of the Shares.

         With respect to the Underwriting Agreement, you are also authorized in your discretion (a) to exercise the option therein as to all or any part of the Option Shares, and to terminate such option in whole or in part prior to its expiration, (b) to postpone either or both the First Closing Date and the Second Closing Date referred to in the Underwriting Agreement, and any other time or date specified therein, (c) to exercise any right of cancellation or termination, (d) to arrange for the purchase by other persons (including yourself or any other Underwriter) of any Shares not taken up by any defaulting Underwriter and (e) to consent to such other changes in the Underwriting Agreement as in your judgment do not materially adversely affect the substance of our rights and obligations thereunder.

         We further agree that (a) prior to the termination of this Agreement we will not, directly or indirectly, bid for or purchase any Shares for our own account, except as provided in this Agreement and in the Underwriting Agreement and (b) prior to the completion (as defined in Rule 10b-6 under the 1934 Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6 under the 1934 Act.

         9. ALLOCATION OF EXPENSES AND SETTLEMENT. We authorize you to charge our account with (a) all transfer taxes on Shares purchased by us pursuant to the Underwriting Agreement and sold by you for our account, (b) Selected Dealers' Concessions in connection with the purchase, marketing and sale of the Shares for our account and (c) our proportionate share (based upon our underwriting obligation) of all other expenses incurred by the Underwriters in connection with the purchase, carrying, sale and distribution of the Shares. Your determination of the amount and allocation of such expenses shall be conclusive. In the event of the default of any Underwriter in carrying out its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be proportionately charged by you against the other Underwriters not so defaulting, without, however, relieving such defaulting Underwriter from its liability therefor.

         As soon as practicable after termination of this Agreement, the accounts hereunder will be settled, but you may reserve from distribution such amount as you deem necessary to cover possible additional expenses. You may at any time make partial distributions of credit balances or call for payment of debt balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding the termination of this Agreement or any settlement, we will pay on demand (a) our proportionate share (based on our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and of any expenses incurred by you or any other Underwriter with your approval in contesting any such claim or liability and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

         10. TERMINATION. This Agreement shall terminate thirty (30) days after the Shares are released by you for sale to the public unless extended by you. You may extend said provisions for a period or periods not exceeding an additional thirty (30) days in the aggregate, provided the Selected Dealer Agreements, if any, are similarly extended. Whether said provisions may be terminated in whole or in party by notice from you, you may, in your discretion, on notice to us prior to such time, terminate the effectiveness of this Agreement or any portion of it.

         11. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of such default by one or more Underwriters for damages resulting from such default, you are authorized to increase PRO RATA with other non-defaulting Underwriters, the number of Shares which we shall obligated to purchase pursuant to the Underwriting Agreement, provided that the aggregate amount of all such increases for our account shall not exceed our pro rata shares (together with other non-defaulting Underwriters) of 3,200,000 Shares; and you are further authorized to arrange, but shall not be obligated to arrange, for the purchase by other persons, who may include yourselves or other Underwriters, of all or a portion of any aggregate number not taken up. If any such arrangements are made, the amount of Shares

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

to be purchased by the non-defaulting Underwriters and by any such other persons shall be taken as the basis for the underwriting obligations under this Agreement.

         12. POSITION OF THE REPRESENTATIVE. Except as in this Agreement otherwise specifically provided, you shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement and in connection with the purchase, carrying, sale and distribution of the Shares (including authority to terminate the Underwriting Agreement as provided therein). You shall be under no liability to us for or in respect of the value of the Shares or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement or other instruments executed by the Company or others; or for in respect of the issuance, transfer or delivery of the Shares; or for the performance by the Company or others of any agreement on its or their part; nor shall you, as Representatives or otherwise, be liable under any of the provisions hereof or for any matters connected herewith, except for your own want of good faith, for obligations expressly assumed by you in this Agreement and for any liabilities imposed upon you by the 1933 Act. No obligations on your part shall be implied or inferred herefrom. Authority with respect to matters to be determined by you, or by you and the Company, pursuant to the Underwriting Agreement, shall survive the termination of this Agreement.

         In taking all actions hereunder, except in the performance of your own obligations hereunder and under the Underwriting Agreement, you shall act only as Representatives of each of the Underwriters. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective purchase obligations and are not joint or joint and several. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter & Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. You, as Representative of the several Underwriters, are authorized, in your discretion, to execute such evidence of such election as may be required by the Internal Revenue Service.

         13. COMPENSATION TO THE REPRESENTATIVES. As compensation for the services of the managing underwriter in connection with the purchase of the Shares and the management of the public offering of the Shares we agree to pay you and authorize you to charge our account with an amount equal to [$___] for each Share which we have agreed to purchase pursuant to the Underwriting Agreement.

         14. INDEMNIFICATION AND FUTURE CLAIMS. Each Underwriter, including yourselves, agrees to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the 1933 Act, and any successor of any other Underwriter, to the extent that, and upon the terms upon which, each Underwriter agrees to indemnify, hold harmless and reimburse the Company and other specified persons as set forth in the Underwriting Agreement.

         In the event that at any time any person other than an Underwriter asserts a claim against one or more of the Underwriters or against you as Representatives of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) or any Blue Sky Application or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligation) of all expenses incurred by you (including the fees and expenses of counsel for the Underwriters) in investigating and defending against such claim and our proportionate share of the aggregate liability incurred by all Underwriters in respect of such claim (after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwriters), whether such liability is the result of a judgment against one or more of the Underwriters or the result of any such settlement there shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provisions shall be made to effect such credit, by refund or otherwise. Any Underwriter may retain separate counsel at its own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by any Underwriter in respect of its obligations under this Section 14, the non-defaulting Underwriters shall be obligated to pay the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, without relieving such defaulting Underwriter of its liability hereunder. Our agreements contained in this Section 14 will remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and will survive the delivery of and payment for the Shares and the termination of this Agreement and the similar agreements entered into with the other Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         15. BLUE SKY AND OTHER MATTERS. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Shares in any jurisdiction notwithstanding any information you may furnish in that connection. We authorize you to file a New York Further State Notice, if required, and to make and carry out on our behalf any agreements which you may deem necessary in order to procure registration or qualification of any of the Shares in any jurisdiction, and we will at your request make such payments, and furnish to you such information, as you may deem required by reason of any such agreements.

         We authorize you to file on behalf of the several Underwriters with the NASD such documents and information, if any, which are available or have been furnished to you for filing pursuant to applicable rules, statements and interpretations of the NASD.

         16. TITLE OF SHARES. The Shares purchased by the respective Underwriters and any other securities purchased by you hereunder for their respective accounts shall remain the property of such Underwriters until sold an no title to any such Shares or other securities shall in any event pass to you, as Representatives, by virtue of any of the provisions of this Agreement.

         17. CAPITAL REQUIREMENTS. We confirm that our net capital and the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule 15c3-1 under the 1934 Act, obligate ourselves to purchase, and purchase, the Shares which we agree to purchase under the Underwriting Agreement and hereunder.

         18. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you, as Representatives of the several Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares will constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us, we will be and remain liable for, and will pay on demand, (a) our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and
(b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

         19. ACKNOWLEDGMENT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement (including any amendments or supplements thereto) relating to the Shares filed with the Commission, that we are willing to accept the responsibilities of an underwriter thereunder and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in the Prospectus relating to the Shares under the heading "Underwriting," insofar as they relate to us, and (b) that there is no information about us required to be stated in said Registration Statement or the Prospectus other than as set forth in the Underwriters' Questionnaire previously delivered by us to you. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to such documents promptly, if and when received by you, but the making of such changes and amendments will not release us or affect our obligations hereunder or under the Underwriting Agreement.

         20. NOTICES AND GOVERNING LAW. Any notice from you to us shall be mailed, telephoned, sent by facsimile or telegraphed to us at our address as set forth in the Underwriters' Questionnaire. Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, sent by facsimile or telegraphed to you at 1001 Nineteenth Street North, Arlington, Virginia 22209,. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

         21. OTHER PROVISIONS. We represent that we are actually engaged in the investment banking and securities business and are a member in good standing of the NASD or, if we are not such a member, that we are a foreign dealer not eligible for membership in said Association and that we will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States of America. In making sales of Shares, if we are such a member, we agree to comply will all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and
Section 24 of Article III of the NASD's Rules of Fair Practice, or if we are a foreign bank, dealer or institution, we agree to comply with such Interpretation and Sections 8, 24, 25 (as such Section applies to foreign nonmembers) and 36 of the Article III as that Section applies to a non-member broker or dealer in a foreign country. We confirm that we have complied or will comply with requirements of the 1933 Act concerning delivery of the Prospectus. We are aware of our statutory responsibilities under the 1933 Act, and you are authorized on our behalf to so advise the Commission.

         2. COUNTERPARTS. This Agreement may be signed in any number of counterparts which, taken together, shall constitute one and the same instrument.

                                     Very truly yours,

                                     As Attorney-in-Fact for each of the several
                                     Underwriters named in Schedule A to the
                                     Underwriting Agreement

Confirmed as of the date first above written.

As Representative of the
Several Underwriters:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:  Managing Director

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